Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1st Constitution Bancorp
Cranbury, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-157012 and No. 333-183352) and Forms S-8 (No. 333-188843, No. 333-184412, No. 333-143188, No. 333-132474, and No. 333-98177) of 1st Constitution Bancorp of our report dated March 31, 2014, relating to the consolidated financial statements, which appear in this Form10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
March 31, 2014